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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 7, 2002 included in the Annual Report on Form 10-K of Aros Corporation for the year ended December 31, 2001 with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.


                                                 /s/Ernst & Young LLP

Baltimore, Maryland
April 30, 2002